EXHIBIT 10.1

EXECUTION VERSION

NUANCE COMMUNICATIONS, INC.

U.S.$350,000,000 5.375% Senior Notes Due 2020

Purchase Agreement

October 15, 2012

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representative of the several

Initial Purchasers named in

Schedule I hereto

Ladies and Gentlemen:

Nuance Communications, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, U.S. $350,000,000 aggregate principal amount of its 5.375% Senior Notes due 2020 (the “Notes”). The Securities (as defined herein) are to be issued under the indenture (the “Indenture”), dated as of August 14, 2012, among the Company, the Guarantors (as defined herein) and U.S. Bank National Association, as trustee (the “Trustee”).

The Company has previously issued $700,000,000 aggregate principal amount of 5.375% Senior Notes Due 2020 (the “Existing Notes”) under the Indenture. The Notes will constitute “Additional Notes” under, and as such term is defined in, the Indenture. The Notes will have terms identical to the Existing Notes and will be treated as a single class for all purposes under the Indenture.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after August 14, 2012 that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assignees (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees thereof are herein collectively referred to as the “Securities.”

To the extent there are no additional parties listed on Schedule I other than you, the term Representative as used herein shall mean you as the Initial Purchaser, and the terms Representative and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 25 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated October 15, 2012 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated October 15, 2012 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) Since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(d) None of the Company, the Guarantors, their respective Affiliates, or any person acting on its or their behalf has directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(e) None of the Company, the Guarantors, their respective Affiliates, or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or engaged in any directed selling efforts (within the meaning of Rule 902 of Regulation S) with respect to Securities; and each of the Company, each Guarantor, and their respective Affiliates and each person acting on its or their behalf has complied with and will implement the offering restrictions requirement of Regulation S.

(f) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(g) No registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(h) The Company and each Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act.

(i) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(j) None of the Company or any of the Guarantors has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(k) None of the Company or any of the Guarantors has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum and the Company and each Guarantor has the full corporate power and authority to enter into and perform its obligations under each of this Agreement, the Indenture and the Securities, as applicable, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be in good standing or duly qualified would not reasonably be expected to have a Material Adverse Effect (as defined herein).

(m) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum and except for director nominee shares immaterial in amount, all outstanding shares of capital stock of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(n) The Company has an authorized capitalization as set forth, or incorporated by reference, in each of the Disclosure Package and the Final Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Certain U.S. Federal Income Tax Considerations,” “Description of Notes”, “Plan of Distribution” and “Legal Proceedings” (which section is incorporated by reference) fairly summarize the matters therein described in all material respects.

(p) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor; the Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid, binding instrument enforceable against the Company and each Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Notes have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Guarantees of the Notes on the Closing Date will be in the form contemplated by the Indenture and have been duly authorized by each Guarantor for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute legal, valid and binding obligations of the Guarantors, enforceable in accordance with their terms entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(q) Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(r) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(s) None of the execution and delivery of the Indenture or this Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of (including any Debt Repayment Triggering Event, in the case of clause (ii) below), or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than in (ii) or (iii), as disclosed in the Disclosure Package or those conflicts, violations, breaches or defaults (including any Debt Repayment Triggering Event, in the case of clause (ii)) that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein and except that the Disclosure Package and the Final Memorandum do not include financial statements of SpinVox Limited, Equitrac Corporation or SVOX AG, or pro forma financial statements reflecting the acquisition of SpinVox Limited, Equitrac Corporation or SVOX AG); the selected financial data set forth under the caption “Summary Consolidated Financial Information” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included or incorporated by reference therein; the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum comply as to form with the applicable requirements of Regulation S-X except that the Disclosure Package and the Final Memorandum do not include pro forma financial statements reflecting the acquisition of SpinVox Limited, Equitrac Corporation or SVOX AG.

(u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(v) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(w) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or such subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than in (ii) or (iii), those violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(x) BDO Seidman, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Company within the meaning of generally accepted accounting principles in the United States and within the meaning of the Act.

(y) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(z) The Company and each Guarantor has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and, in its judgment, in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(cc) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(dd) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except as would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(ee) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except for those, the failure to own or possess, would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(ff) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(gg) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(hh) The Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants

(“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or be in compliance with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(jj) To the extent that information is required to be publicly disclosed under the U.K. Financial Services Authority’s Price Stabilising Rules (the “Stabilizing Rules”) before stabilizing transactions can be undertaken by the Company in compliance with the safe harbor provided under such Stabilizing Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilizing Rules).

(kk) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or any other person) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(nn) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with Section 402, related to loans, and Sections 302 and 906, related to certifications, of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), or, in any material respect, with any other provision of the Sarbanes-Oxley Act.

Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Company and the Guarantors agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 99.375% of the aggregate offering price thereof as set forth on the cover page of the Final Memorandum, plus accrued interest from August 14, 2012 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. (a) Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on October 22, 2012, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or;

(B)	in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”; and

(viii) it will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior consent of the Company.

5. Agreements. Each of the Company and the Guarantors agrees with each Initial Purchaser that:

(a) The Company and the Guarantors will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) Neither the Company nor the Guarantors will amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representative; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document for their review and the Representative has not reasonably objected to the filing of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(b), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d) Without the prior written consent of the Representative, the Company and each Guarantor has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.

(e) The Company and each Guarantor will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company or the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company and each Guarantor will promptly advise the Representative of the receipt by the Company or any such Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f) The Company and each Guarantor will not, and will not permit any of their respective controlled Affiliates to, resell any Securities that have been acquired by any of them.

(g) None of the Company, the Guarantors, their respective Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(h) None of the Company, the Guarantors, their respective Affiliates, or any person acting on their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(i) Unless the Securities have been registered under the Act, any information provided by the Company, the Guarantors, their respective Affiliates or any person acting on its or their behalf to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to the restrictions under Rule 144A and Regulation S under the Act.

(j) None of the Company, the Guarantors, their respective Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(k) For so long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Company and the Guarantors will cooperate with the Representative and use their respective commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) Each of the Securities will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(n) Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that has constituted, or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or any Guarantor to facilitate the sale or resale of the Securities.

(o) The Company will, for a period of twelve months following the Execution Time, furnish to the Representative (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representative as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

(p) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) The Company will prepare a final term sheet, containing solely a description of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(r) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Securities, and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for clearance and settlement through The Depository Trust Company; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase and pay for the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein at the Execution Time and the Closing Date (as though made on such Closing Date), to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Company shall have requested and caused (i) Wilson Sonsini Goodrich & Rosati, counsel for the Company, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Initial Purchasers, to the effect of the substantive paragraphs set forth on Annex B-1 hereto, (ii) Holland and Knight LLP, local counsel for Nuance Document Imaging, Inc., to furnish to the Representative its opinion, dated the Closing Date and addressed to the Initial Purchasers, to the effect of the substantive paragraphs set forth on Annex B-2 hereto and (iii) Womble Carlyle Sandridge & Rice, LLP, local counsel for J.A. Thomas and Associates, Inc., to furnish to the Representative its opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance acceptable to the Representative.

(b) The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Representative a certificate of the Company (as to the items specified in (i) and (ii) below) and of each Guarantor (as to the items specified in (i) below), signed by (x) the Chairman of the Board or the Chief Executive Officer of the Company and (y) the principal financial or accounting officer of the Company or the Guarantor, respectively, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any amendments or supplements thereto, and this Agreement and that:

(i) the representations and warranties of the Company and each Guarantor, as applicable, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and each Guarantor, as applicable, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d) At the Execution Time and at the Closing Date, the Company shall have requested and caused each of BDO Seidman, LLP and Deloitte & Touche LLP to furnish to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in each case in form and substance satisfactory to the Representative.

(e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f) Subsequent to the Execution Time and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(g) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(h) Prior to the Closing Date, the Company and each Guarantor shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company or any Guarantor in connection with the offer or sale of the Securities, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any

amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or any Guarantor by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Subsection (b) below. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, each of their respective officers, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to information furnished to the Company or any Guarantor by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company and the Guarantors acknowledge that the statements set forth under (i) the third paragraph under the heading “Plan of Distribution” and (ii) the heading “Plan of Distribution—Stabilization and Short Positions” in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each Guarantor and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company, each Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, each Guarantor and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantors on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act and each officer and director of the Company or any Guarantor shall have the same rights to contribution as the Company or any Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the Nasdaq Global Select Market or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on any such exchanges; (ii) there shall have occurred any material disruption in commercial banking or securities settlement or clearance services in the United States the effect of which is such as to make it, in the sole judgment of the Representative, impractical to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto); (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or by the authorities of Massachusetts; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or the Guarantors or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department; or, if sent to the Company, will be mailed, delivered or telefaxed to 408-317-0310 and confirmed to it at 1 Wayside Road, Burlington, Massachusetts 01803, attention of the Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

14. Jurisdiction. The Company and each Guarantor agrees that any suit, action or proceeding against the Company or any Guarantor brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints Garrison R. Smith, Director, Corporate Legal Services, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company and each Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and each Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and each Guarantor, as applicable. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in Delaware.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and/or the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company and each Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Company and each Guarantor hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and each Guarantor, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company or any Guarantor and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and each Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or any Guarantor on related or other matters). The Company and each Guarantor agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any Guarantor in connection with such transaction or the process leading thereto.

19. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligation of the Company and each Guarantor in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or any Guarantor not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20. Waiver of Immunity. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and each Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

21. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

22. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24. Interpretation. For purposes of this Agreement, any statement as to any person acting on behalf of the Company or the Guarantors or their respective Affiliates shall be deemed to not include the Initial Purchasers.

25. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(q) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Guarantors and the several Initial Purchasers.

Very truly yours,

NUANCE COMMUNICATIONS, INC.

By:	/s/ Todd DuChene
	Name:	Todd DuChene
	Title:	Executive Vice President and
General Counsel

CAERE CORPORATION

ART ADVANCED RECOGNITION TECHNOLOGIES, INC.

DICTAPHONE CORPORATION

VOICE SIGNAL TECHNOLOGIES, INC.

TEGIC COMMUNICATIONS, INC.

NUANCE DOCUMENT IMAGING, INC.

RUETLI HOLDING CORPORATION

VLINGO CORPORATION

TRANSCEND SERVICES, INC.

NUANCE TRANSCRIPTION SERVICES, INC.

SWYPE, INC.

QUADRAMED QUANTIM CORPORATION

J.A. THOMAS AND ASSOCIATES, INC., as

Guarantors

By:	/s/ Todd DuChene
	Name:	Todd DuChene
	Title:	Secretary

[Signature Page to Purchase Agreement]

VIECORE, LLC

SNAPIN SOFTWARE, LLC

ECOPY, LLC, as

Guarantors

By:	Nuance Communications, Inc.
Its:	Sole Member

By:	/s/ Todd DuChene
	Name:	Todd DuChene
	Title:	Executive Vice President and
General Counsel

[Signature Page to Purchase Agreement]

VIECORE FEDERAL SYSTEMS DIVISION, INC., as

Guarantor

By:	/s/ Jack Gumbert
	Name:	Jack Gumbert
	Title:	Authorized Officer

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Morgan Stanley & Co. LLC

By:	/s/ Andrew Earls
	Name:	Andrew Earls
	Title:	Managing Director

Acting on behalf of itself and the several Initial Purchasers named in Schedule I hereto.

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Principal Amount of Firm Securities to be Purchased
Morgan Stanley & Co. LLC	U.S.$	262,500,000
Barclays Capital Inc.	U.S.$	87,500,000

Total	U.S.$	350,000,000

Sch-I-1

SCHEDULE II

Nuance Communications, Inc.

Pricing Term Sheet

October 15, 2012

Issuer:	Nuance Communications, Inc.

Security Description:	5.375% Senior Notes due 2020

Distribution:	144A for life / Reg S

Face:	$350,000,000. The notes have identical terms as the $700 million aggregate principal amount of the Issuer’s 5.375% Senior Notes due 2020 already outstanding and will be treated as a single class of $1.05 billion aggregate principal amount of notes.

Issue Price:	101.750% plus accrued interest from August 14, 2012

Gross Proceeds:	$356,125,000

Net Proceeds:	The net proceeds from the sale of the notes will be approximately $353.3 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.

Coupon:	5.375%, accruing from August 14, 2012

Maturity:	August 15, 2020

Guarantors:	Each domestic Restricted Subsidiary of the Issuer that guarantees the Issuer’s credit facility will be a guarantor of the notes.

Yield to Worst:	5.023%

Spread to Benchmark Treasury:	+377 basis points

Benchmark Treasury:	2.625% UST due August 15, 2020

Ratings:	Ba3 (Moody’s) / BB- (S&P) *

Interest Payment Dates:	February 15 and August 15 of each year, beginning on February 15, 2013

Make-Whole Redemption:	Make-whole redemption at Treasury Rate + 50 basis points prior to August 15, 2016

Optional Redemption:	On or after August 15, 2016, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the notes redeemed during the twelve-month period indicated beginning on August 15 of the years indicated below:

Year	Price
2016	102.688%
2017	101.344%
2018 and thereafter	100.000%

Equity Clawback:	Up to 35% at 105.375% prior to August 15, 2015

Change of Control:	101% plus accrued and unpaid interest

Trade Date:	October 15, 2012

Settlement Date:	October 22, 2012 (T+5)

CUSIP Number:	67020Y AD2

ISIN Number:	US67020YAD22

Denominations:	$2,000

Increments:	$1,000

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Barclays Capital Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The information in this Pricing Term Sheet dated October 15, 2012 supplements the Preliminary Offering Memorandum dated October 15, 2012 and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

Sch-II-1

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender. The information in this communication does not purport to be a complete description of the notes or the offering. Please refer to the Preliminary Offering Memorandum for a more complete description.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such jurisdiction.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the laws of any other place. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and are being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Any disclaimers or notices that may appear on this Pricing Term Sheet below the text of this legend are not applicable to this Pricing Term Sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this Pricing Term Sheet having been sent via, or posted on, Bloomberg or another electronic mail system.

Sch-II-2

ANNEX B-1

1.	The Company and each Delaware Corporation Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its respective properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum. Each Washington Corporation Guarantor is a corporation duly incorporated and is an existing corporation in good standing under the laws of the State of Washington. Each LLC Guarantor has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware.

2.	The Company is qualified to do business in the Commonwealth of Massachusetts.

3.	The Company and each Specified Subsidiary Guarantor has all requisite corporate or limited liability company power, as applicable, to execute and deliver the Purchase Agreement and the Securities and to perform its obligations under the terms of the Purchase Agreement, the Indenture and the Securities.

4.	The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Specified Subsidiary Guarantor.

5.	The Securities being issued on the date hereof have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered to the Initial Purchasers against payment of the purchase price therefor specified in the Purchase Agreement in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

6.	The Indenture has been duly authorized, executed and delivered by the Company and each Specified Subsidiary Guarantor and constitutes a valid and binding agreement of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms.

7.

The issuance and sale of the Securities being delivered on the date hereof and the execution, delivery and performance by the Company and each Specified Subsidiary Guarantor of its obligations under the Indenture, the Securities and the Purchase Agreement and the consummation of the transactions therein contemplated, except as disclosed in risk factor entitled “We may be unable to repurchase the notes or make any other payment on the notes” contained in the Disclosure Package and the Final Offering Memorandum which disclosure

B-1-1

relates to whether the Company will be able to satisfy at the time of any repurchase of Securities, the conditions for such repurchase or payment pursuant to Section 6.09(b) of the Credit Agreement because whether such conditions will be satisfied is unknown as of the date of this opinion, do not violate, or constitute a default under, any Reviewed Agreement, nor will such action result in any violation by the Company or any Specified Subsidiary Guarantor of (i) the certificate of incorporation, articles of incorporation, certificate of formation, bylaws or operating agreement, as applicable, of the Company or such Specified Subsidiary Guarantor, (ii) any U.S. federal or New York, Washington or Delaware (under the DGCL) state statute, or (iii) any rule, order or regulation of any U.S. federal or New York, Washington or Delaware (under the DGCL) state court or governmental agency or body having jurisdiction over the Company or the Specified Subsidiary Guarantors or any of their respective properties.

8.	No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York, Washington or Delaware (under the DGCL) state court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Specified Subsidiary Guarantors of the transactions contemplated by the Purchase Agreement or the Indenture, except as may be expressly contemplated by the Purchase Agreement, the Indenture or the Securities.

9.	The statements set forth in the Disclosure Package and the Final Offering Memorandum under the captions “Description of Notes” insofar as such statements purport to constitute summaries of the legal matters, documents or proceedings referred to therein, accurately summarize in all material respects the matters referred to therein.

10.	Neither the Company nor any Subsidiary Guarantor is, or will be after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

11.	No registration of the Securities under the Act and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and delivery of the Securities by the Company to the Initial Purchasers pursuant to the Purchase Agreement and the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum (it being understood that no opinion is expressed as to any subsequent resale of the Securities).

12.	The statements set forth in the Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to summarize matters of United States federal income tax laws or legal conclusions with respect thereto, accurately summarize in all material respects the matters referred to therein.

B-1-2

We have participated in conferences with certain officers and other representatives of the Company, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the independent certified public accountants of the Company at which the contents of the Disclosure Package, the Final Offering Memorandum and related matters were reviewed and discussed and, although we do not assume any responsibility for the accuracy, completeness or fairness of the Disclosure Package or the Final Offering Memorandum (except to the extent of our statements in paragraphs 9 and 12 above), and we have made no independent check or verification thereof, on the basis of the foregoing no facts have come to our attention that have caused us to believe that:

(i) the Disclosure Package, as of [—] p.m. New York time on October 15, 2012 (the “Applicable Time”), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we are not called upon to and do not comment on the financial statements and the notes thereto and financial statement schedules and other financial data derived from such financial statements or schedules included therein or omitted therefrom), or

(ii) the Final Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we are not called upon to and do not comment on the financial statements and the notes thereto and financial statement schedules and other financial data derived from such financial statements or schedules included therein or omitted therefrom).

We further advise that, based on the foregoing, to our knowledge, except as set forth in the Disclosure Package and the Final Offering Memorandum, there are no pending or threatened actions, suits or proceedings against the Company or its subsidiaries that we believe would have a material adverse effect on the business, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the Purchase Agreement, the Indenture and the Securities.

B-1-3

ANNEX B-2

1. The Florida Guarantor is a corporation currently existing under the laws of the State of Florida, and its status is active.

2. The Florida Guarantor has the corporate power and authority to own its properties and to conduct its business as described in the Final Offering Memorandum.

3. The Florida Guarantor has the requisite corporate power to execute and deliver the Purchase Agreement and the Indenture (including the Guarantee therein) and to perform its obligations thereunder.

4. The Purchase Agreement has been duly authorized, executed and delivered by the Florida Guarantor.

5. The Indenture has been duly authorized, executed and delivered by the Florida Guarantor.

6. The issuance and sale of the Guarantee being delivered on the date hereof, the execution and delivery by the Florida Guarantor of the Indenture and the Purchase Agreement, the performance by the Florida Guarantor of its obligations under the Indenture and the Purchase Agreement, and the consummation of the transactions therein contemplated do not result in any violation by the Florida Guarantor of (i) the Organizational Documents of the Florida Guarantor or (ii) any Applicable Law, as defined below.

7. No consent, approval, authorization, order, registration or qualification of or with any Florida state court or governmental agency or body is required for the issuance and sale of the Guarantee by the Guarantor or the consummation by the Florida Guarantor of the transactions contemplated by the Purchase Agreement or the Indenture.

B-2-1